Exhibit 99.1

1301 6th Avenue West. Bradenton, FL 34205

941/752-5900 •1-877-COASTFL

PRESS RELEASE

First Banks, Inc. St. Louis, Missouri	Coast Financial Holdings, Inc. Bradenton, Florida

Contacts:
Terrance M. McCarthy First Banks, Inc. President and Chief Executive Officer 314/592-5000	Tramm Hudson Coast Financial Holdings, Inc. Special Advisor 941/993-5902

Steven F. Schepman First Banks, Inc. Executive Vice President and Director of Corporate Development and Business Segments 314/592-5000	Anne V. Lee Coast Financial Holdings, Inc. Acting President and Chief Executive Officer 941/752-5900

Traded: NYSE	Traded: NASDAQ
Symbol: FBSPrA – (First Preferred Capital Trust IV An affiliated trust of First Banks, Inc.)	Symbol: CFHI

FIRST BANKS, INC. AND COAST FINANCIAL HOLDINGS, INC.

ANNOUNCE SIGNING OF AGREEMENT FOR ACQUISITION OF

COAST FINANCIAL HOLDINGS, INC. AND COAST BANK OF FLORIDA

Bradenton, FL and St. Louis, MO., August 3, 2007. Coast Financial Holdings, Inc. (Nasdaq:CFHI), a bank holding company headquartered in Bradenton, Florida, and First Banks, Inc. (“First Banks”), a bank holding company headquartered in St. Louis, Missouri, jointly announce the signing of an Agreement and Plan of Merger providing for First Banks to acquire Coast Financial Holdings, Inc., a Florida bank holding company (“CFHI”), and its wholly owned banking subsidiary, Coast Bank of Florida, a Florida state chartered bank (collectively, “Coast”). Coast operates 20 banking offices in Florida’s Manatee, Pinellas, Hillsborough and Pasco counties. Coast also has two planned de novo branch offices, one located in the Pinellas County community of Clearwater, and the other located in Sarasota County.

Under the terms of the Agreement and Plan of Merger, each outstanding share of Coast’s common stock will be converted into and will represent the right to receive an amount equal to $22,130,793.80 divided by the number of shares of Coast’s common stock outstanding, or approximately $3.40 in cash, without interest thereon. This price is subject to adjustment if, on or about the date that the transaction closes each of the following conditions exist: (a) Coast’s allowance for loan and lease losses plus its tangible equity is less than 75% of Coast’s non-performing loans and leases plus other real estate owned (such difference is referred to as the “Deficiency”), and (b) the Deficiency is greater than $1 million. If each of the above conditions exists on or about the date that the transaction closes, then the $22,130,793.80 will be reduced to the nearest $500,000 increment, upward or downward, to the full amount of the Deficiency and the per share merger price will be reduced accordingly.

The transaction, which is subject to regulatory and shareholder approvals and certain closing conditions, is expected to be completed during the fourth quarter of 2007. The proposed transaction will be submitted to Coast’s stockholders for their consideration at a special meeting, subject to the mailing of a definitive proxy statement. Management of First Banks and Coast expect a smooth transition in this process.

First Banks is one of the largest privately-held bank holding companies in the United States with nearly $10.5 billion in assets at June 30, 2007. First Banks operates 197 offices throughout Missouri, Illinois, Texas and California and employs nearly 2,700 employees.

Terrance M. McCarthy, President and Chief Executive Officer of First Banks, said, “This is a unique opportunity for First Banks to establish an immediate and solid foundation on the central west coast of Florida with a strong customer base and branch presence. With the acquisition of nine banking locations within Manatee County alone, and another 11 in and around the Tampa/Pinellas market area, this transaction will establish a solid framework for further strategic growth opportunities in this vibrant area.”

CFHI Chairman James K. Toomey stated, “We have had discussions with First Banks for some time now, and through these discussions we have come to know the organization as one of high integrity, high standards and a commitment to excellence.”

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Mr. Toomey continued, “We believe our proposed alignment with First Banks is a solid decision which serves the best interest of Coast Bank customers, employees, CFHI shareholders and the communities we serve.”

Mr. McCarthy added, “We believe Coast Bank customers will benefit not only from the financial strength First Banks brings to the organization, but also through a more extensive line of products and services. Combining the strengths of our product lines and a commitment to provide superior customer service, which mirrors the highly-regarded community bank culture already established at Coast Bank, we are confident customers will benefit greatly from this alignment.” Mr. McCarthy elaborated, “First Banks will continue to focus on the strong retail banking business of Coast while also expanding the commercial segment of the business, providing commercial loans and other financial services to small to mid-sized businesses in the Tampa Bay region and Manatee County.”

Anne V. Lee, Coast Acting President and Chief Executive Officer also sees significant benefit for Coast Bank customers. “First Banks has a very diverse and broad product line, offering many products we have not been in a position to offer, including trust, brokerage and investment management.” Ms. Lee continued, “Having these products and many other new services available will further enhance the convenience of banking with us.”

Coast Bank customers can expect a smooth transition, according to Mr. Toomey. “First Banks is well known in the financial services industry for merger and acquisition expertise, having successfully acquired 26 banks, an insurance brokerage agency, an insurance premium financing company and a loan origination business in the last ten years.”

“All of these transactions were completed in a very timely fashion,” Mr. Toomey added.

Steven F. Schepman, Executive Vice President and Director of Corporate Development and Business Segments, said, “Expanding into Florida has been a part of First Banks’ long-term strategic plan and Coast represents an opportunity for us to establish ourselves in this desirable market. The people at Coast have done an excellent job of building a good deposit franchise and foundation from which First Banks can build in Florida, in much the same way we have done with our entry into Texas in 1994,

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California in 1995 and then our significant expansion in Chicago in 2004. Throughout the history of First Banks, we have successfully entered new markets in major metropolitan areas as well as smaller communities and demonstrated our ability to grow the franchise while developing long-term partnerships in the communities we serve. It is an exciting moment in our history as our bank enters a fifth state and we expand our footprint which will provide further opportunities for growth and delivery of our full range of financial services.”

At June 30, 2007, First Banks reported assets of $10.48 billion, loans, net of unearned discount, of $7.99 billion, deposits of $8.75 billion and stockholders’ equity of $832.3 million.

At March 31, 2007, Coast reported assets of $834.1 million, loans, net of unearned discount, of $593.8 million, deposits of $742.4 million and stockholders’ equity of $55.0 million. Coast anticipates announcing its second quarter results on August 3, 2007.

Coast was advised by Sandler O’Neill & Partners, LP, in the transaction and legal counsel was provided by Carlton Fields, P.A. Thompson Coburn, LLP served as legal counsel to First Banks.

In connection with the proposed transaction, Coast will promptly file with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K, which will include the merger agreement and related documents, and will also file with the Commission in the near future a proxy statement. STOCKHOLDERS OF COAST ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement will be sent to stockholders of Coast in connection with the Coast’s solicitation of their adoption of the merger agreement between Coast and First Banks. Once filed, investors and stockholders will be able to obtain a free copy of that document and other documents filed by Coast with the Commission at the Commission’s website located at www.sec.gov. In addition, after it is filed, the proxy statement also will be available from Coast by contacting Coast Financial Holdings, Inc, 1301 - 6th Avenue, Suite 300, Bradenton, Florida 34205 Attention: Justin D. Locke, Secretary (941) 752-5900 or by visiting the CFHI website at www.coastbankflorida.com. This press release is neither a solicitation of a proxy, nor an offer to purchase nor a solicitation of an offer to sell shares of Coast.

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Coast is not currently engaged in a solicitation of proxies of the security holders of Coast. However, once a solicitation commences, the directors, executive officers, and certain other members of management of Coast may be soliciting proxies in favor of the transaction from Coast’s stockholders. For information regarding about these directors, executive officers, and other members of management, please refer to Coast’s Annual Report on Form 10-K/A filed on May 1, 2007, which is available at Coast’s website and on the Commission’s website, and at the address provided in the preceding paragraph.

About First Banks, Inc.:

First Banks, headquartered in St. Louis, Missouri, is one of the largest privately-held bank holding companies in the United States with nearly $10.5 billion in assets at June 30, 2007. First Banks, through its wholly owned subsidiary, First Bank, offers telephone and internet banking, debit cards, brokerage services, employee benefit and commercial and personal insurance services, remote deposit, automated teller machines, safe deposit boxes, mortgage banking, and trust, private banking and institutional money management services. In addition to a broad array of deposit products, including packaged accounts for more affluent customers, and sweep accounts, lock-box deposits and cash management products for commercial customers, First Banks also offers a broad menu of loan products, including commercial, financial and agricultural loans, real estate construction and development loans, commercial real estate loans, small business lending, asset-based loans, trade financing, insurance premium financing, residential real estate, home equity and installment loans.

About Coast Financial Holdings, Inc.:

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 20 full-service banking locations in Manatee, Pinellas, Hillsborough and Pasco counties, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Longboat Key, Seminole, Dunedin, Clearwater, Kenneth City, Brandon, St. Petersburg, Lutz, Largo and Pinellas Park.

This press release and other statements made or to be made by First Banks’ or Coast’s management may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act regarding the companies, the proposed merger and the

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effects of the proposed merger on the companies. These statements include, but are not limited to, statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions or verbs. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding either of the companies, their industry and future events, and are based upon certain assumptions made by their respective management teams. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the companies that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the states in which each of the companies conduct operations, changes in the interest rate environment, changes in the regulatory environment, and other risks described in First Banks’ Form 10-K for the fiscal year ended December 31, 2006 and Coast’s Form 10-K for the year ended December 31, 2006, and as described from time to time by Coast or First Banks in other reports filed by them with the Commission. With respect to the proposed merger, additional risks include, but are not limited to, the following factors: governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; the stockholders of Coast may fail to provide the required approval to consummate the merger.

Any forward-looking statement speaks only to the date on which the statement is made, and the companies disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the companies do update any forward-looking statements, no inference should be drawn that the companies will make additional updates with respect to that statement or any other forward-looking statements.

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